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                                                                     Exhibit 3.2

                                    (Amended and Restated as of January 1, 1997)


                              BRIGHTPOINT, INC.


                                   BY-LAWS

                                  ARTICLE I

                                   OFFICES

     1. The location of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II

                                 CORPORATE SEAL

     The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS

     1. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.

     2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors. The election of Directors and any other proper business, as provided by Section 7 of Article III of these By-laws, may be transacted at the annual meeting.

     3. The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the


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transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote there at, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

     5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote there at, a quorum being present.

     6. Except as otherwise provided by law, written or printed notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting or, in the event that the stockholders are to vote upon any proposal to merge or consolidate the corporation or to sell, lease or exchange all or substantially all of its property and assets, not less than 20 nor more than 60 days before the date of such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.

     7. At any meeting, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder who complies with the procedures set forth in this Section 7.

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     The only business which shall be conducted at any meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in the preceding Section, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or (iii) have specified in a written notice (a "Stockholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote there at. Each Stockholder Meeting notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public nondisclosure was made. Each Stockholder Meeting Notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such Stockholder Meeting Notice; and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "Commission") if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934.

     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in these By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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     When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

     8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors.

     9. The order of business at each meeting of stockholders shall be determined by the presiding officer.

                                  ARTICLE IV

                                  DIRECTORS

     1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws.

     2. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

     3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes.

     4. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or any stockholder entitled to

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vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary of the Corporation at, the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (i) the name and address of the stockholder, as they appear on the Corporation's books, who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the corporation if so elected.

     No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     5. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. The initial directors shall be divided into three classes, designated as Class I, Class II and Class III as set forth in
Section 3 of this

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Article IV.  The Class I initial director or directors shall serve until the annual meeting of stockholders held in 1995, the Class II initial director or directors until the annual meeting of stockholders held in 1996, and the Class III initial director or directors until the annual meeting of stockholders held in 1997 and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of stockholders commencing with the annual meeting to be held during the calendar year 1995 each of the successors to the Directors of the Class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until the successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

     6. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     7. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

     8. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

                                  ARTICLE V

                           COMMITTEES OF DIRECTORS

     1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise

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expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

     2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                   ARTICLE VI

                           COMPENSATION OF DIRECTORS

     The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII

                MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

     1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

     2. Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the Board of Directors on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

     3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.


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     4. Any action required or permitted to be taken at any meeting of the
Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                                 ARTICLE VIII

                                   OFFICERS

     1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

     2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

     3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                  ARTICLE IX

                            CHAIRMAN OF THE BOARD

     The Chairman of the Board shall have general supervision and management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall preside at meetings of the stockholders and of the Board of Directors.


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                                  ARTICLE X

               CHIEF EXECUTIVE OFFICER; CHIEF OPERATING OFFICER

     1. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject, however, to the direction and control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. He shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

     2. The Chief Operating Officer shall have general supervision and direction of the business and affairs of the Corporation and shall have general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the direction and control of the Board. The Chief Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. He shall perform all duties incident to the office of the Chief Operating Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

                                  ARTICLE XI

                                  PRESIDENT

     Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of the President. In the absence of the Chairman, he shall preside at meetings of the stockholders.

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                                 ARTICLE XII

                          EXECUTIVE VICE PRESIDENTS

     Each Executive Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chairman of the Board, the President or the senior officer to whom he reports.

                                 ARTICLE XIII

                               VICE PRESIDENTS

     The Vice Presidents shall have such powers and duties as may be delegated to them by the President.

                                 ARTICLE XIV

                      SECRETARY AND ASSISTANT SECRETARY

     1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

     2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the President.

     3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the President.

                                  ARTICLE XV

                      TREASURER AND ASSISTANT TREASURER

     1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to

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authority granted by it.  He shall render to the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the President.

     2. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the President.

                                 ARTICLE XVI

                            CERTIFICATES OF STOCK

     The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or an Executive Vice President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

                                 ARTICLE XVII

                                    CHECKS

     All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                ARTICLE XVIII

                                 FISCAL YEAR

     The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                 ARTICLE XIX

                             NOTICES AND WAIVERS

     1. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited.


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Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

     2. Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

                                  ARTICLE XX

                               INDEMNIFICATION

     All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article XX shall adversely affect any rights of any person pursuant to this Article XX which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                 ARTICLE XXI

                            ALTERATION OF BY-LAWS

     The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the majority vote of the stockholders or by the Board of Directors; provided, however, that the provisions of Section 5 of
Article IV of the By-Laws may be altered, amended or repealed only by the affirmative vote of the holders of 66 2/3% of the voting power of the Corporation's stock outstanding and entitled to vote thereon.


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